Toronto Stock Exchange
                                                                   March 4, 1998
                                                                          Page #

                                September 1, 1998

The Board of Directors
TLC The Laser Center Inc.
5600 Explorer Drive, Suite 301
Mississauga, Ontario  L4W 4Y2

Dear Sirs:

Re: TLC The Laser Center Inc.: 20/20 Laser Centers, Inc. Stock Option Plan and Individual Stock Option Agreements

      I am in-house General Counsel for TLC The Laser Center Inc. (the "Company") with respect to the Company's Registration Statement on Form S-8, filed by the Company with the U.S. Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 584,668 common shares of the Company, no par value (the "Shares"). The Shares will be issued by the Company upon the exercise of certain stock option agreements under the 20/20 Laser Centers, Inc. 1995 Stock Option Plan and other individual stock option agreements (the "Stock Option Agreements").

      As counsel to the Company, I have examined the Company's Certificate and Articles of Incorporation, as amended, and such records, certificates and other documents of the Company, as I have considered necessary or appropriate for the purpose of this opinion.

      I assume that, prior to the issuance of any Shares to which the Registration Statement relates, appropriate action will be taken to register and qualify such Shares for sale, to the extent necessary, under any state securities laws.

      My opinions are limited to the laws of the Province of Ontario, including the federal laws applicable therein, in each case as in effect on the date hereof. Based upon and subject to the foregoing, I am of the opinion that the 584,668 Shares issuable upon the exercise of options granted under Stock Option Agreements, when issued or delivered and paid for in accordance with the terms of the Stock Option Agreements, will be validly issued, fully paid and non-assessable shares.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to this opinion in the Registration Statement. In giving this consent, I do not hereby admit that I come within the category of persons whose consent is required under section 7 of the Act, or the General Rules and Regulations thereunder.

                                    Yours very truly,


                                    /s/ Ronald J. Kelly
                                    --------------------
                                        Ronald J. Kelly